SECOND AMENDED AND RESTATED RENEWAL PROMISSORY NOTE
(Revolving Note)

$1,000,000.00

Effective January 19, 2007
Oklahoma City, Oklahoma

FOR VALUE RECEIVED, the undersigned SHUMATE MACHINE WORKS, INC., a Texas corporation ("Machine"), SHUMATE INDUSTRIES INC. (formerly EXCALIBUR INDUSTRIES, INC.), a Delaware corporation ("Industries"), and HEMIWEDGE VALVE CORPORATION, a Texas corporation ("Hemiwedge") (Machine, Industries, and Hemiwedge are collectively referred to herein as the "Borrowers"), jointly and severally promise to pay to the order of STILLWATER NATIONAL BANK AND TRUST COMPANY, and its successors and assigns (the "Lender") at 1500 South Utica Avenue, Tulsa, Oklahoma 74104, or at such other place as may be designated in writing by the Lender, the principal sum of ONE MILLION DOLLARS ($1,000,000.00) (the "Face Amount"), or so much thereof which is actually outstanding from time to time, together with interest thereon at the interest rates hereinafter stated, payable as set forth below.

Unless otherwise defined herein, all terms defined or referenced in that certain Agreement dated October 19, 2005, as amended by a certain First Amendment to Agreement and Guarantors' Consent dated October 19, 2006, as amended by a certain Second Amendment to Agreement and Guarantors' Consent of even date herewith among the Borrowers and the Lender (collectively, the "Agreement") will have the same meanings herein as therein.

Borrowers shall be permitted to obtain advances from the Lender in accordance with the terms of this Note and the Agreement of amounts having the aggregate principal balance at any one time not exceeding the lesser of (a) the Borrowing Base or (b) the Face Amount. Borrowers jointly and severally agree to be liable for all sums advanced in accordance with the Agreement.

Interest on this Note will be paid at the interest rate equal to the Prime Rate plus two percent (2%) per annum, adjusted on each day on which a change in the Prime Rate occurs (the "Interest Rate"). "Prime Rate" means the prime rate as published in the "Money Rates" Section of the *Wall Street Journal*, which rate is not necessarily the lowest rate of interest charged by the Lender. All interest hereon shall be calculated for the actual number of days elapsed at a per diem charge based on a year consisting of 360 days.

Interest on this Note will be paid monthly commencing on January 31, 2007, with payments on the last day of each calendar month thereafter. The entire unpaid principal balance of this Note and all accrued interest hereon will be due and payable on April 19, 2008 (the "Maturity Date"). In addition, should the principal balance of this Note exceed the Borrowing Base, Borrowers shall immediately notify Lender of such event and Borrowers shall immediately, without the necessity of Lender making a demand or giving notice to Borrowers or to any person obligated to pay the indebtedness of this Note, pay Lender so much of the outstanding principal so that the then remaining principal balance shall equal or be less than the Borrowing Base.

This Note is executed and delivered in connection with, and subject to the terms and conditions contained in, the Agreement. Advances and payments hereunder may, at the option of the

Lender, be recorded on this Note or on the books and records of the Lender and will be prima facie evidence of said advances, payments and the unpaid balance of this Note. All payments will first be applied to the payment of accrued interest and the balance will be applied in reduction of the principal balance hereof provided that no payment will be applied to this Note until received by the Lender in collected funds.

The Borrowers will have the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty.

If a payment owing hereunder is more than ten (10) days late, the Borrowers will be charged ten percent (10%) of such unpaid payment or $500.00, whichever is less, as a late charge, or in the alternative, at the Lender's option, while any Default exists hereunder or under the Agreement or in the performance or observance of any of the terms, covenants or conditions of this Note or any of the documents evidencing or securing this Note or of any instrument now or hereafter securing the payment of the indebtedness evidenced hereby, the entire unpaid principal balance hereof shall bear interest at the per annum rate equal to six percent (6%) in excess of the then current interest rate payable hereunder, but not less than fifteen percent (15%). During the existence of any such Default, the Lender may apply payments received on any amounts due hereunder, or under the terms of any instrument now or hereafter evidencing or securing such indebtedness, as the Lender may determine, and if the Lender so elects, notice of election being expressly waived, the principal hereof remaining unpaid, together with accrued interest, shall at once become due and payable. Any and all additional interest at the rate provided in this paragraph which has accrued shall be payable at the time of, and as a condition precedent to, the curing of any Default.

The Borrowers jointly and severally agree that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights hereunder or under any instrument securing payment of this Note, the Borrowers will pay the Lender's reasonable attorneys' fees and expenses, all court costs and all other reasonable expenses incurred by the Lender in connection therewith.

This Note is executed, delivered, and accepted, not in payment, but to extend the maturity date, amend, renew, and modify in its entirety a certain Amended and Restated Promissory Note (Revolving Note) dated October 19, 2006, in the principal face amount of $1,000,000.00 executed by the Borrowers in favor of the Lender (the "Prior Note"). The undersigned Borrowers jointly and severally agree to pay and remain liable to the Lender for all interest accrued and owing under the Prior Note as of the date of this Note.

This Note is issued by the Borrowers and accepted by the Lender pursuant to a lending transaction negotiated, consummated, and to be performed in Oklahoma. Payment of this Note is secured by a certain Security Agreement of even date (the "Security Agreement"). This Note is to be construed according to the internal laws of the State of Oklahoma. All actions with respect to this Note, the Security Agreement or any other instrument securing payment of this Note may be instituted in the state or federal courts in Tulsa County, Oklahoma, or Oklahoma County, Oklahoma, as the Lender may elect, and by execution and delivery of this Note, the Borrowers jointly and severally irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waives: (a) any objection the

Borrowers might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

On the failure to pay any principal or interest when due hereunder, or under certain other promissory notes (as defined or described in the Agreement), or on the occurrence of any Default under the Agreement, as defined or described therein, at the option of the Lender, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Lender might elect, regardless of the date of maturity hereof. Failure by the Lender to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent Default.

The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.

IN WITNESS WHEREOF, the Borrowers have executed this instrument effective the date first above written.

SHUMATE INDUSTRIES, INC., a Delaware corporation

By: ______________________________
Matthew C. Flemming, Chief Financial Officer

SHUMATE MACHINE WORKS, INC., a Texas corporation

By: ______________________________
Matthew C. Flemming, Chief Financial Officer

HEMIWEDGE VALVE CORPORATION, a Texas corporation

By: Matthew Flemming

Name: Matthew Flemming

Title: CEO

(the "Borrowers")

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SECOND AMENDMENT TO AGREEMENT
AND GUARANTORS' CONSENT

THIS SECOND AMENDMENT TO AGREEMENT AND GUARANTOR'S CONSENT (the "Second Amendment") is entered into effective the 19th day of January 2007, among SHUMATE INDUSTRIES, INC., a Delaware corporation ("Industries"), SHUMATE MACHINE WORKS, INC., a Texas corporation ("Machine"), and HEMIWEDGE VALVE CORPORATION, a Texas corporation ("Hemiwedge") (Industries, Machine, and Hemiwedge are collectively referred to herein as the "Borrowers"), MATTHEW FLEMMING, an individual ("Flemming"), LARRY SHUMATE, an individual ("Shumate"), RUSS CLARK, an individual ("Clark") (Flemming, Shumate and Clark are collectively referred to herein as the "Guarantors."), and STILLWATER NATIONAL BANK AND TRUST COMPANY, a national banking association (the "Lender").

WITNESSETH:

WHEREAS, the Borrowers, the Guarantors, and the Lender have entered into a certain Agreement dated October 19, 2005, as amended by a certain First Amendment to Agreement and Guarantors' Consent dated October 19, 2006 (collectively, the "Agreement");

WHEREAS, the Borrowers and the Guarantors are indebted to the Lender under the Loan Agreement as follows:

Note #	Principal as of 1/19/2007	Interest as of 1/19/2007	Payoff as of 1/19/2007
5732800	$3,332,554.89	($10,535.72)	$3,322,019.17
5732700	$ 516,409.44	($ 1,910.39)	$ 514,499.05

WHEREAS, the Borrowers, the Guarantors, and the Lender have agreed to extend the maturity date of the Revolving Note from the current maturity date of January 19, 2007, to April 19, 2008; and

WHEREAS, the Borrowers, the Guarantors, and the Lender desire to amend the terms of the Agreement by the terms of this Second Amendment.

NOW THEREFORE, in consideration of the recitals, and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

1. Acknowledgment of Debt. The Borrowers and the Guarantors agree and acknowledge that the amounts due and owing on Note Nos. 5732800 and 5732700 are as set forth above and affirmatively represent and warrant to the Lender that such indebtedness is subject to no claims, defenses or offsets of any kind in favor of the Borrowers or the Guarantors.

2. Defined Terms. Except as otherwise defined herein, all terms defined in the Agreement will have the same meaning herein.

3. Amendments.

3.1 Section 4.1.3(d) of the Agreement is hereby amended and restated in its entirety as follows:

- "Maturity. Notwithstanding anything herein to the contrary, the Revolving Note will mature and become fully due and payable on April 19, 2008."

3.2 Section 5 of the Agreement is hereby amended and restated in its entirety as follows:

"5. BORROWING BASE. "Borrowing Base" means, as of any given date, the sum of the following: (1) eighty-five percent (85%), or at the Lender's sole discretion any lesser percentage designated upon sixty (60) days notice, of Eligible Trade Accounts Receivable, plus (2) fifty percent (50%) of the value of the inventory with such inventory availability being limited to 50% of the borrowing base and capped at $100,000, up to a maximum of One Million and No/100 Dollars ($1,000,000.00) and subject to the following:"

4. New Documents. In connection with this Second Amendment, contemporaneously herewith, the Borrowers will execute and deliver to the Lender a Second Amended and Restated Renewal Promissory Note in the principal face amount of $1,000,000.00 (the "New Note") in form and substance satisfactory to the Lender.

5. Renewal Fee. In connection with this Second Amendment, contemporaneously herewith, the Borrowers shall pay the Lender a renewal fee of $1,000.00.

6. Guarantors' Consent. The Guarantors hereby jointly and severally consent to the modifications made to the Agreement by the terms of this Second Amendment and the New Note.

7. Counterparts. This Second Amendment may be executed in two (2) or more counterparts, each of which will constitute an original instrument, but all of which taken together will be one agreement. The Lender will have no obligation hereunder or under any of the documents executed in connection herewith until all of the parties hereto have executed and delivered a counterpart of this Second Amendment, and until all of the parties thereto have executed the New Note.

8. Full Force and Effect. Except to the extent amended by this Second Amendment and the New Note, the Agreement, and all of the Loan Documents, and the liens

created thereby will all remain in full force and effect, unabated and uninterrupted.

IN WITNESS WHEREOF, this Second Amendment has been executed effective the date first above written.

SHUMATE INDUSTRIES, INC., a Delaware corporation

By: ______________________________
Matthew C. Flemming, Chief Financial Officer

SHUMATE MACHINE WORKS, INC., a Texas corporation

By: ______________________________
Matthew C. Flemming, Chief Financial Officer

HEMIWEDGE VALVE CORPORATION, a Texas corporation

By: ______________________________
Name: Matthew Flemming
Title: CFO

(the "Borrowers")

____
MATTHEW FLEMMING, individually

____
LARRY SHUMATE, individually

____
RUSS CLARK, individually

(the "Guarantors")

STILLWATER NATIONAL BANK AND TRUST COMPANY

By: Michael Mason - for Jerry Lanier
JERRY LANIER, Executive Vice President

(the "Lender")

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